Exhibit 10.20

STOCKHOLDERS AGREEMENT

DATED AS OF SEPTEMBER 15, 2019

AMONG

VIVINT SMART HOME, INC.,

MOSAIC ACQUISITION CORP.

AND

THE OTHER PARTIES HERETO

i

STOCKHOLDERS AGREEMENT

This Stockholders Agreement is dated as of September 15, 2019 and is among Vivint Smart Home, Inc., a Delaware corporation (“Legacy Vivint”), Mosaic Acquisition Corp., a Delaware corporation (“Mosaic”), 313 Acquisition (as defined below), each of the other stockholder parties identified on Exhibit A hereto and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with the Company in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”).

BACKGROUND:

WHEREAS, the Stockholder Parties own equity interests in 313 Acquisition, Legacy Vivint and/or Mosaic;

WHEREAS, certain of the Stockholder Parties are party to the Stockholders Agreement, dated as of April 25, 2016 (as amended prior to the date of this Agreement, the “Preferred Stockholders Agreement”), among Vivint Smart Home, Inc. (f/k/a APX Parent Holdco, Inc.) and the other parties thereto, certain of the Stockholder Parties are each party to a Subscription Agreement, dated as of July 20, 2016 (each as amended prior to the date of this Agreement, an “Employee Preferred Subscription Agreement”), between Vivint Smart Home, Inc. (f/k/a APX Parent Holdco, Inc.) and such Stockholder Party, certain of the Stockholder Parties are party to the Amended and Restated Stockholders Agreement, dated as of July 31, 2019 (as amended prior to the date of this Agreement, the “SM Stockholders Agreement”) and certain of the Stockholder Parties are party to the Second Amended and Restated Limited Liability Company Agreement of 313 Acquisition LLC, dated as of September 15, 2019, and the Amended and Restated Securityholders Agreement of 313 Acquisition LLC, dated as of September 15, 2019 (as amended prior to the date of this Agreement, collectively, the “313 Agreements”);

WHEREAS, Legacy Vivint and Mosaic are executing the Merger Agreement (as defined below) on the date hereof pursuant to which a subsidiary of Mosaic will merge with and into Legacy Vivint and Mosaic will be renamed Vivint Smart Home, Inc.; and

WHEREAS, in connection with the Merger and effective upon the consummation thereof, the parties hereto wish to set forth herein certain understandings between such parties, including with respect to certain governance and other matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1.    Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“313 Acquisition” means (i) 313 Acquisition LLC, a Delaware limited liability company, and (ii) following the dissolution of 313 Acquisition LLC, Blackstone (including, for the avoidance of doubt, any of their Permitted Transferees).

“313 Acquisition Entities” means, collectively, 313 Acquisition LLC, a Delaware limited liability company, Blackstone and their Affiliates and their respective successors and Permitted Transferees.

“313 Agreements” has the meaning set forth in the Preamble.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof; provided that for purposes of Section 3.3, “Affiliate” has the meaning set forth in Section 3.3(e).

“Agreement” means this Stockholders Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Black Horse Holders” means (a) Stockholder Parties that are “Black Horse Members” as defined in the Amended and Restated Limited Liability Company Agreement of 313 Acquisition LLC, a Delaware limited liability company, and (b) their respective Permitted Transferees.

“Blackstone” means Blackstone Capital Partners VI L.P., Blackstone Family Investment Partnership VI – ESC L.P., Blackstone Family Investment Partnership VI L.P., Blackstone VNT Co-Invest L.P., BCP Voyager Holdings LP and their Affiliates and related investment vehicles and their Affiliates and, in each case, their Permitted Transferees.

“Blackstone Designator” means 313 Acquisition LLC or any other 313 Acquisition Entity designated in writing by Blackstone (including, for the avoidance of doubt, any Permitted Transferees).

“Blackstone Designee” has the meaning set forth in Section 2.1(a)(i).

“Board” means the board of directors of the Company.

“Board Materials” has the meaning set forth in Section 2.4.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by Law to close.

“Class A Units” has the meaning set forth in the Amended and Restated Limited Liability Company Agreement of 313 Acquisition LLC, a Delaware limited liability company.

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“Closing Date” means the date of consummation of the Merger.

“Company” means Mosaic following the consummation of the Merger, which shall be renamed “Vivint Smart Home, Inc.”

“Confidentiality and Lockup Agreement” means, with respect to a Stockholder Party, the Confidentiality and Lockup Agreement to which such Stockholder Party is party with Mosaic.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person; provided that for purposes of Section 3.3, “control,” including the terms “controlling,” “controlled by” and “under common control with,” has the meaning set forth in Section 3.3(f).

“designated representatives” means, with respect to a Stockholder Party, (a) its and its Affiliates’ directors, managers, officers, attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Stockholder Party’s investment in the Company, (b) any Person, including a prospective purchaser of shares or any Person who has expressed a bona fide interest in becoming a limited partner, member or other equity holder in such Stockholder Party or its related investment funds, as long as such Person has agreed to maintain the confidentiality of Confidential Information (as defined in the Confidentiality and Lockup Agreement) and (c) any of such Stockholder Party’s or their respective Affiliates’ partners, members, stockholders, directors, managers, officers, other fiduciaries, employees or agents in the ordinary course of business.

“Director” means any member of the Board.

“Dunn Holders” means the Stockholder Parties controlled by Alex Dunn and their respective Permitted Transferees.

“Employee Preferred Subscription Agreement” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fortress” has the meaning set forth in Section 2.1(a)(ii) and includes its Affiliates that are Permitted Transferees.

“Fortress Designee” has the meaning set forth in Section 2.1(a)(ii).

“Fortress Holders” means Fortress, Fortress Mosaic Sponsor LLC, a Delaware limited liability company, Fortress Mosaic Anchor LLC, a Delaware limited liability company, and their respective Permitted Transferees.

“Fortress Observer” has the meaning set forth in Section 2.4.

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“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Identified Persons” has the meaning set forth in Section 3.3(b).

“Information” has the meaning set forth in Section 3.1.

“Information Parties” means (i) the 313 Acquisition Entities and their designated representatives (or other designees), (ii) upon written request by the Solamere Holders and for so long as the Solamere Holders Beneficially Own at least 50% of the shares the Solamere Holders Beneficially Own immediately following the consummation of the Merger, the Solamere Holders or their respective designated representatives (or other designees), (iii) upon written request by the Rivendell Holders and for so long as the Rivendell Holders Beneficially Own at least 50% of the shares the Rivendell Holders Beneficially Own immediately following the consummation of the Merger, the Rivendell Holders or their respective designated representatives (or other designees), (iv) upon written request by the Fortress Holders and for so long as the Fortress Holders Beneficially Own at least 50% of the shares the Fortress Holders Beneficially Own immediately following the consummation of the Merger, the Fortress Holders or their respective designated representatives (or other designees) and (v) upon written request by the Summit Holders and for so long as the Summit Holders Beneficially Own at least 50% of the shares the Summit Holders Beneficially Own immediately following the consummation of the Merger, the Summit Holders or their respective designated representatives (or other designees).

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Merger” means the merger of Maiden Merger Sub, Inc., a Delaware corporation and a subsidiary of Mosaic (“Merger Sub”), with and into Legacy Vivint.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of September 15, 2019, by and among Mosaic, Merger Sub and Legacy Vivint, as it may be amended, supplemented, restated or otherwise modified from time to time.

“NewCo” has the meaning set forth in Section 4.2.

“Non-Employee Directors” has the meaning set forth in Section 3.3(a).

“Non-Recourse Party” has the meaning set forth in Section 5.16.

“Pedersen Holders” means the Stockholder Parties controlled by Todd Pedersen and their respective Permitted Transferees.

“Permitted Transferees” means with respect to 313 Acquisition, Blackstone, a Fortress Holder, a Solamere Holder or a Rivendell Holder, a Transferee of shares that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement and such Transferor’s Confidentiality and Lockup Agreement.

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“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“PIPE Holders” means Blackstone Capital Partners VI LP., Blackstone Family Investment Partnership VI - ESC L.P. and Blackstone Family Investment Partnership VI L.P. (and, to the extent it acquires shares as an assignee of any such Persons under their respective Subscription Agreements, dated as of September 15, 2019, with Mosaic and Legacy Vivint, BCP Voyager Holdings LP) and Drawbridge Special Opportunities Fund LP (and, to the extent it acquires shares as an assignee of such Person under its Subscription Agreement, dated as of September 15, 2019, with Mosaic and Legacy Vivint, Fortress Mosaic Investor LLC) and, in each case, their respective Permitted Transferees.

“Preferred Stockholders Agreement” has the meaning set forth in the Preamble.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 15, 2019, by and among Legacy Vivint, Mosaic and the other parties thereto.

“Rivendell” means Rivendell Investments 2016-5 LLC, a Delaware limited liability company.

“Rivendell Holders” means Rivendell and its Permitted Transferees.

“shares” means shares of common stock of the Company or any securities of the Company into which the shares are converted or reclassified or for which the shares are exchanged.

“SM Stockholders Agreement” has the meaning set forth in the Preamble.

“Solamere” means Solamere V Investment, LLC, a Delaware limited liability company.

“Solamere Holders” means Solamere and its Permitted Transferees.

“Stockholder Designees” has the meaning set forth in Section 2.1(a)(ii).

“Stockholder Parties” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors (or similar fiduciaries) is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of limited

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liability company interests, partnership interests, stock or equivalent ownership interest of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Summit Designator” means any Summit Holder designated in writing by the holders of a majority of the shares held by the Summit Holders.

“Summit Designee” has the meaning set forth in Section 2.1(a)(iii).

“Summit Holders” means Stockholder Parties that are “Summit Members” as defined in the Amended and Restated Limited Liability Company Agreement of 313 Acquisition LLC, a Delaware limited liability company.

“Total Number of Directors” means the total number of Directors comprising the Board from time to time.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

1.2.    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

ARTICLE II

CORPORATE GOVERNANCE MATTERS

2.1.    Election of Directors. (a) (i) Following the Closing Date, the Blackstone Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly authorized committee thereof shall include, a number of individuals such that, upon the election of each such individual, and each other individual nominated by or at the direction of the Board or a duly authorized committee of the Board or pursuant to Section 2.1(a)(ii) of this Agreement, as a

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Director and taking into account any Director continuing to serve without the need for re-election, the number of Blackstone Designees (as defined below) serving as Directors of the Company will be equal to: (i) a majority of the Total Number of Directors, so long as 313 Acquisition Entities Beneficially Own in the aggregate 50% or more of the outstanding shares; (ii) 40% of the Total Number of Directors, in the event that 313 Acquisition Entities Beneficially Own in the aggregate more than 40%, but not 50% or more, of the outstanding shares; (iii) 30% of the Total Number of Directors, in the event that 313 Acquisition Entities Beneficially Own in the aggregate more than 30%, but not more than 40%, of the outstanding shares; (iv) 20% of the Total Number of Directors, in the event that 313 Acquisition Entities Beneficially Own in the aggregate more than 20%, but not more than 30%, of the outstanding shares; and (v) 10% of the Total Number of Directors, in the event that 313 Acquisition Entities Beneficially Own in the aggregate more than 5%, but not more than 20%, of the outstanding shares. In the event that the Blackstone Designator shall not have designated nominees for all of the directorship for which it has designation rights, such directorship, if not then filled by or at the direction of the Blackstone Designator, shall remain vacant. For purposes of calculating the number of Directors that the Blackstone Designator is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., one and one quarter (1 1/4) Directors shall equate to two Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors. At the request of the Blackstone Designator for so long as the Board is classified, the number of Directors nominated by the Blackstone Designator in each class shall be as nearly equal as possible. Any reduction in the designation entitlement described above resulting from a reduction in the 313 Acquisition Entities’ percentage share ownership shall not shorten the term of any incumbent Blackstone Designee. Each such person whom the Blackstone Designator shall actually specify pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “Blackstone Designee.”

(ii)    Fortress Mosaic Investor LLC (“Fortress”) shall, following the Closing Date, be entitled to designate one (1) Director to the Board (each such person, a “Fortress Designee”) for so long as the Fortress Holders Beneficially Own at least 50% of the shares the Fortress Holders Beneficially Own immediately following the consummation of the Merger; provided that the Fortress Designee must be an employee or principal of the SoftBank Vision Fund unless otherwise agreed in writing by the Blackstone Designator and the Company. If at any time (x) the Fortress Holders no longer Beneficially Own at least 50% of the shares the Fortress Holders Beneficially Own immediately following the consummation of the Merger or (y) the Fortress Designee ceases to be an employee or principal of the SoftBank Vision Fund, then upon receipt of a request from the Blackstone Designator or the Company to Fortress or the Fortress Designee, the Fortress Designee shall (and Fortress shall cause the Fortress Designee to) immediately tender his or her resignation as a Director.

(iii)    The Summit Designator shall, following the Closing Date, be entitled to designate one (1) Director to the Board (each such person, a “Summit Designee” and collectively with the Blackstone Designees and the Fortress Designee, the “Stockholder Designees”) for so long as the Summit Holders Beneficially Own at least 50% of the shares the Summit Holders Beneficially Own immediately following the consummation of the Merger. If at any time the Summit Holders no longer Beneficially Own at least

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50% of the shares the Summit Holders Beneficially Own immediately following the consummation of the Merger, then upon receipt of a request from the Blackstone Designator or the Company to the Summit Designator or the Summit Designee, the Summit Designee shall (and Summit Holders shall cause the Summit Designee to) immediately tender his or her resignation as a Director.

(b)    Directors are subject to removal pursuant to the applicable provisions of the certificate of incorporation of the Company; provided, however, (i) for as long as this Agreement remains in effect, the Blackstone Designees may only be removed with the consent of the Blackstone Designator delivered in accordance with Section 5.13, (ii) for as long as Fortress is entitled to designate a Fortress Designee in accordance with Section 2.1(a)(ii) and the Fortress Designee continues to be an employee or principal of the SoftBank Vision Fund, the Fortress Designee may only be removed with the consent of Fortress and (iii) for as long as the Summit Designator is entitled to designate a Summit Designee in accordance with Section 2.1(a)(iii), the Summit Designee may only be removed with the consent of the Summit Designator.

(c)    In the event that a vacancy is created at any time by the death, retirement, disability, removal or resignation of any Stockholder Designee, the remaining Directors and the Company shall, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new designee of the Blackstone Designator, Fortress or the Summit Designator, as applicable, as soon as possible, if such Director was designated by the Blackstone Designator, Fortress or the Summit Designator, as applicable, and the Company hereby agrees to take, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same. In the event that any Stockholder Designee shall fail to be elected to the Board at any meeting of shareholders called for the purpose of electing directors (or consent in lieu of meeting), the Company shall use its best efforts to cause such Blackstone Designee (or a new designee of the Blackstone Designator), Fortress Designee (or a new designee of Fortress) or Summit Designee (or a new designee of the Summit Designator), as applicable, to be elected to the Board, as soon as possible, and the Company shall take or cause to be taken, to the fullest extent permitted by applicable Law, at any time and from time to time, all actions necessary to accomplish the same, including, without limitation, actions to effect an increase in the Total Number of Directors. For the avoidance of doubt, this Section 2.1(c) shall only apply to (x) Fortress for as long as Fortress is entitled to designate a Fortress Designee pursuant to Section 2.1(a)(ii), and (y) the Summit Designator for as long as the Summit Designator is entitled to designate a Summit Designee pursuant to Section 2.1(a)(iii).

(d)    The Company agrees, to the fullest extent permitted by applicable Law (including with respect to any fiduciary duties under Delaware law), to include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors the persons designated pursuant to this Section 2.1 (to the extent that Directors of such nominee’s class are to be elected at such meeting, for so long as the Board is classified) and to nominate and recommend each such individual to be elected as a Director as provided herein, and to solicit proxies or consents in favor thereof and to cause the applicable proxies to vote in accordance with the foregoing. The Company and the Directors shall take all necessary corporate action, to the fullest extent permitted by applicable Law (including with respect to any

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fiduciary duties under Delaware law), to (x) enable the Blackstone Designator, Fortress and the Summit Designator to nominate and effect the election or appointment of their respective designated individuals, whether by increasing the size of the Board, or otherwise and (y) designate the requisite number of additional individuals specified by the Blackstone Designator, Fortress or the Summit Designator to fill such newly created vacancies or to fill any other existing vacancies, as warranted.

(e)    In addition to any vote or consent of the Board or the shareholders of the Company required by applicable Law or the certificate of incorporation or other organizational document of the Company, and notwithstanding anything to the contrary in this Agreement, for so long as this Agreement is in effect, any action by the Board to increase or decrease the Total Number of Directors (other than any increase in the Total Number of Directors in connection with the election of one or more Directors elected exclusively by the holders of one or more classes or series of the Company’s securities other than common stock) shall require the prior written consent of the Blackstone Designator, delivered in accordance with Section 5.13 hereof.

2.2.    Compensation. Except to the extent the Blackstone Designator, Fortress or the Summit Designator may otherwise notify the Company, the Stockholder Designees shall be entitled to compensation consistent with the compensation received by other non-employee Directors, including any fees and equity awards, provided that (x) to the extent any Director compensation is payable in the form of equity awards, at the election of a Stockholder Designee, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (y) at the election of a Stockholder Designee, any Director compensation (whether cash, equity awards and/or cash in lieu of equity as may be designated by the electing Stockholder Designee) shall be paid to a Stockholder Party or an Affiliate thereof specified by such Stockholder Designee rather than to such Stockholder Designee. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, the Stockholder Designees shall not be subject to such policy.

2.3.    Other Rights of Stockholder Designees. Except as provided in Section 2.2, each Stockholder Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Stockholder Designees and provide the Stockholder Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the certificate of incorporation, bylaws or other organizational document of the Company, applicable Law or otherwise.

2.4.    Board Observer Rights. So long as the Fortress Holders Beneficially Own at least 50% of the shares the Fortress Holders Beneficially Own immediately following the consummation of the Merger, Fortress shall have the right to designate (and remove) a representative (the “Fortress Observer”) who shall (1) have the right to receive (when and as received by Directors) due notice of and to attend (whether in person or by telephone) and participate in discussions at (but not vote on any matters on which the Directors are entitled to vote) all meetings of the Board and (2) have the right to receive copies of all documents and

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other information, including minutes, consents, business plans, presentation materials, monthly management reports, budgets and financial information furnished generally to members of the Board when and as received by the Directors (“Board Materials”). The Company shall pay the reasonable out-of-pocket expenses incurred by the Fortress Observer in connection with the meetings of the Board, so long as such expenses have not otherwise been reimbursed pursuant to any management, employment or advisory agreements with the Company or Fortress. Notwithstanding anything to the contrary herein or otherwise, if counsel to the Company or a majority of the Board determines in good faith that allowing the Fortress Observer to (a) receive, inspect, review or otherwise have access to any Board Materials, or (b) be present for consideration of any matter to be considered by the Board, would be in conflict with an obligation of confidentiality owed by the Company or the fiduciary obligations of the Directors or would potentially result in the loss of any attorney-client or other privilege, then the Company shall not be required to furnish or make available to the Fortress Observer (and the Fortress Observer shall have no right to receive) related Board Materials and the Board may exclude the Fortress Observer from, and the Fortress Observer shall have no right to be present for, consideration of such matter. For the avoidance of doubt, the Fortress Observer shall have no voting rights nor any fiduciary duty to the Company or its shareholders.

ARTICLE III

INFORMATION

3.1.    Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, (a) permit the Information Parties at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary and (b) provide the Information Parties, in addition to other information that might be reasonably requested by such Information Parties from time to time (including, without limitation, information provided to the Information Parties in a manner consistent with past practice), (i) direct access to the Company’s auditors and officers, (ii) month-end reports, in a format to be prescribed by the 313 Acquisition Entities, to be provided within ten (10) days after the end of each month or as soon thereafter as practicable, (iii) quarter-end reports, in a format to be prescribed by the 313 Acquisition Entities, to be provided within thirty (30) days after the end of each quarter, (iv) the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries, (v) copies of all materials provided to the Board at the same time as provided to Directors, (vi) access to appropriate officers and Directors (or similar fiduciaries or representatives) of the Company and its Subsidiaries at such times as may be requested by the 313 Acquisition Entities for consultation with the 313 Acquisition Entities with respect to matters relating to the business and affairs of the Company and its Subsidiaries, (vii) information in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends or stock repurchases or redemptions, mergers, consolidations, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation and bylaws (or equivalent organizational documents) of the Company or any of its Subsidiaries, and to provide the 313 Acquisition Entities with the right to consult with the

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Company and its Subsidiaries with respect to such actions, (viii) flash data, in a format to be prescribed by the 313 Acquisition Entities, to be provided within ten (10) days after the end of each quarter and (ix) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries (all such information so furnished pursuant to this Section 3.1, the “Information”). The Company agrees to consider, in good faith, the recommendations of the 313 Acquisition Entities in connection with the matters on which the Company is consulted as described above. Subject to Section 3.2, the Information Parties (and any party receiving Information from such Information Parties) who shall receive Information shall maintain the confidentiality of such Information. Notwithstanding the foregoing, the Company shall not be required pursuant to this Section 3.1 to disclose to any Person any Information that counsel to the Company or the Board determines in good faith is subject to an attorney-client or other privilege that would potentially be lost or waived through the disclosure of such Information to such person; provided that the Company (x) has used commercially reasonable efforts to enter into arrangements pursuant to which it may provide such information to the Information Parties without the loss of any such privilege and (y) provides all Information other than the portions thereof which are required to be withheld to protect such privilege.

3.2.    Sharing of Information. Individuals associated with each 313 Acquisition Entity may from time to time serve on the Board or similar governing bodies of the Company and its Subsidiaries. The Company, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) will from time to time receive non-public information concerning the Company and its Subsidiaries, and (ii) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 3.1) share such information with other individuals associated with the 313 Acquisition Entities. Such sharing will be for the dual purpose of facilitating support to such individuals in their capacity as Directors or members of any similar governing body and enabling the 313 Acquisition Entities, as equityholders, to better evaluate the performance and prospects of the Company and its Subsidiaries. The Company, on behalf of itself and its Subsidiaries, hereby irrevocably consents to such sharing.

3.3.    Corporate Opportunities

(a)    In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of the Stockholder Parties and each of their Affiliates (as defined in this Section 3.3) may serve as directors, officers or agents of the Company, (ii) the Stockholder Parties and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage or propose to engage and/or other business activities that overlap with or compete with those in which the Company or any of its Affiliates, directly or indirectly, may engage or propose to engage, and (iii) members of the Board of Directors who are not employees of the Company (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company or any of its Affiliates, directly or indirectly, may engage or propose to engage, the provisions of this Section 3.3 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Stockholder Parties, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith.

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(b)    None of (i) the Stockholder Parties or any of their Affiliates or (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Company in both his or her director and officer capacities) or his or her Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Section 3.3(c). Subject to said Section 3.3(c), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Company.

(c)    Notwithstanding the foregoing provisions of this Section 3.3, the Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Company) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company, and the provisions of Section 3.3(b) shall not apply to any such corporate opportunity.

(d)    In addition to and notwithstanding the foregoing provisions of this Section 3.3, a potential corporate opportunity shall not be deemed to be a corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company or (iii) is one in which the Company has no interest or reasonable expectancy.

(e)    For purposes of this Section 3.3, “Affiliate” shall mean (a) in respect of any Stockholder Party, any Person that, directly or indirectly, is controlled by a Stockholder Party, controls a Stockholder Party or is under common control with a Stockholder Party and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Company and any entity that is controlled

12

by the Company), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Company and any entity that is controlled by the Company) and (c) in respect of the Company, any Person that, directly or indirectly, is controlled by the Company.

(f)    For purposes of this Section 3.3, “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract, or otherwise. A Person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

ARTICLE IV

ADDITIONAL COVENANTS

4.1.    Pledges. Upon the request of any 313 Acquisition Entity, Fortress Holder, Solamere Holder or Rivendell Holder that wishes to (x) pledge, hypothecate or grant security interests in any or all of the shares held by it (in each case, subject to Section 4.3 below), including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) transfer any or all of the shares held by it, including to a third party investor, the Company agrees to cooperate with each such 313 Acquisition Entity, Fortress Holder, Solamere Holder or Rivendell Holder in taking any action reasonably necessary to consummate any such pledge, hypothecation, grant or transfer, including without limitation delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and instructing the transfer agent to transfer any such shares subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by such 313 Acquisition Entity, Fortress Holder, Solamere Holder or Rivendell Holder in connection with a proposed transfer.

4.2.    Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business or assets into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Stockholder Party will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a stockholders agreement with the Stockholder Parties that provides the Stockholder Parties with rights vis-à -vis such NewCo that are substantially identical to those set forth in this Agreement, and each of the Stockholder Parties shall enter into such agreement.

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4.3.    Certain Transfers. The 313 Acquisition Entities shall not transfer any shares (other than to Permitted Transferees who are Affiliates of 313 Acquisition) without offering piggyback rights, including pursuant to the Registration Rights Agreement, or similar pro rata sale rights (including through 313 Acquisition with respect to the Black Horse Holders and the Summit Holders) to each of the Black Horse Holders, Summit Holders, Solamere Holders, Rivendell Holders and Fortress Holders during the period that such Stockholder Party is subject to restrictions on transfer of such shares pursuant to its confidentiality and lock-up agreement entered into with the Company on the date hereof (or a joinder thereto).

4.4.    Shelf Registration Statement. Within a year of the Closing Date, the Company shall use commercially reasonable efforts to facilitate a shelf registration of the shares held by the Stockholder Parties in the manner described by the Registration Rights Agreement.

ARTICLE V

GENERAL PROVISIONS

5.1.    Termination. Subject to Section 5.15 or the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Stockholder Parties, as provided under Section 5.3, this Agreement (other than Article V hereof), shall terminate with respect to each Stockholder Party and its Permitted Transferees at such time as such Stockholder Party and its Permitted Transferees collectively Beneficially Own less than 5% of the outstanding shares; provided that this Agreement shall not terminate (a) with respect to any Stockholder Party or Permitted Transferee thereof subject to the restrictions in Section 4.3, until such time as such Stockholder Party or Permitted Transferee is no longer subject to the restrictions contained in Section 4.3, (b) with respect to the Fortress Holders, so long as the Fortress Holders Beneficially Own at least 50% of the shares the Fortress Holders Beneficially Own immediately following the consummation of the Merger or (c) with respect to the Summit Holders, so long as the Summit Holders Beneficially Own at least 50% of the shares the Summit Holders Beneficially Own immediately following the consummation of the Merger.

5.2.    Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) or delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

The Company’s address is:

Vivint Smart Home, Inc.

4931 North 300 West

Provo, Utah 84604

Attention: Chief Legal Officer

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with a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Igor Fert, Esq.

Fax: (212) 455-2502

The 313 Acquisition Entities’ address is:

313 Acquisition LLC

c/o The Blackstone Group Inc.

345 Park Avenue

New York, New York 10154

Attention:     Bruce McEvoy

    Peter Wallace

with a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Igor Fert, Esq.

Fax: (212) 455-2502

or such other address as the 313 Acquisition Entities shall furnish to the Company and the other Stockholder Parties in writing;

If to any other Stockholder Party, to such address as such Stockholder Party shall furnish to the Company and the other Stockholder Parties in writing.

5.3.    Amendment; Waiver. (a) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and Stockholder Parties holding a majority of the shares then held by the Stockholder Parties in the aggregate as to which this Agreement has not been terminated pursuant to Section 5.1; provided, however, that any modification or amendment (i) (A) to Section 2.1 or this Section 5.3 shall also require the approval of the 313 Acquisition Entities, (B) to Article II (solely with respect to amendments affecting the Fortress Holders, the Fortress Designee or the Fortress Observer and other than Sections 2.1(a)(i), 2.1(a)(iii) or 2.1(e)), Section 3.3 (solely with respect to amendments affecting the Fortress Holders, the Fortress Designee or the Fortress Observer), Section 5.1 (solely with respect to amendments affecting the Fortress Holders), Section 5.3(a)(i)(B) or Section 5.3(a)(ii)(B) shall also require the approval of the Fortress Holders for so long as the Fortress Holders Beneficially Own at least 50% of the shares the Fortress Holders Beneficially Own immediately following the consummation of the Merger and (C) to Article II (solely with respect to amendments affecting the Summit Holders or the Summit Designee and other than Sections 2.1(a)(i), 2.1(a)(ii) or 2.1(e)), Section 3.3 (solely with respect to amendments affecting the Summit Holders or the Summit Designee), Section 5.1 (solely with respect to amendments affecting the Summit Holders), Section 5.3(a)(i)(C) or Section 5.3(a)(ii)(C) shall also require the

15

approval of the Summit Holders for so long as the Summit Holders Beneficially Own at least 50% of the shares the Summit Holders Beneficially Own immediately following the consummation of the Merger, (ii) that would adversely affect the rights of (A) any 313 Acquisition Entity in a manner different from any other Stockholder Party, shall also require the approval of such 313 Acquisition Entity, (B) a Fortress Holder in a manner different from any other Stockholder Party, shall also require the approval of the Fortress Holders for so long as the Fortress Holders Beneficially Own at least 50% of the shares the Fortress Holders Beneficially Own immediately following the consummation of the Merger and (C) a Summit Holder in a manner different from any other Stockholder Party, shall also require the approval of the Summit Holders for so long as the Summit Holders Beneficially Own at least 50% of the shares the Summit Holders Beneficially Own immediately following the consummation of the Merger and (iii) that may adversely affect in any material respect any right, preference, privilege or voting rights of the shares held by the Solamere Holders or Rivendell Holders or any right, preference, privilege or voting right of the Solamere Holders or Rivendell Holders without the prior written approval of the holders of a majority of the then outstanding shares held by the Solamere Holders or Rivendell Holders, as applicable.

(b)    Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)    No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d)    Each Stockholder Party, in such Stockholder Party’s sole discretion, may withdraw from this Agreement at any time by written notice to the Company; provided that, so long as such Stockholder Party is subject to restrictions contained in Section 4.3, such Stockholder Party shall concurrently execute a separate agreement with the Company providing it will be bound by the restrictions set forth in Section 4.3. Thereafter, such Stockholder Party shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such Stockholder Party.

(e)    Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

5.4.    Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, the

16

Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, the 313 Acquisition Entities, the Fortress Holders or the Summit Holders being deprived of the rights contemplated by this Agreement.

5.5.    Assignment. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that, without the prior written consent of any other party hereto, (a) any 313 Acquisition Entity may assign its rights and obligations under this Agreement, in whole or in part, to any Transferee of shares, (b) following the date that is one (1) year after the Closing Date, any Fortress Holder may assign its rights and obligations under this Agreement, in whole or in part, to any Transferee of shares that is an Affiliate of Fortress and (c) any Solamere Holder or Rivendell Holder may assign its rights and obligations under this Agreement, in whole or in part, to any Transferee of shares that is an Affiliate of Solamere or Rivendell, in each case, so long as such Transferee, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement evidencing its agreement to become a party to and to be bound by certain or all, as applicable, of the provisions of this Agreement as a Stockholder Party hereunder, whereupon such Transferee shall be deemed a “Stockholder Party” and, at the option of the transferring 313 Acquisition Entity, a “313 Acquisition Entity”, whereupon such Transferee shall also be deemed a “313 Acquisition Entity”. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

5.6.    Third Parties. Except as provided for in Article II, Article III, Article IV and Article V with respect to any 313 Acquisition Entity, Identified Person or Non-Recourse Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

5.7.    Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.8.    Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined by either the Supreme Court of the State of New York sitting in Manhattan or the United States District Court for the Southern District of New York, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 5.8, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

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5.9.    Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

5.10.    Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

5.11.    Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

5.12.    Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

5.13.    Grant of Consent. Any vote, consent or approval of, or designation by, or other action of, the Blackstone Designator hereunder shall be effective if notice of such vote, consent, approval, designation or action is provided in accordance with Section 5.2 hereof. By the execution of this Agreement, each Stockholder Party hereby consents to the transactions contemplated by the Merger Agreement, including the Merger, and consents to the terms and conditions of each of this Agreement, the Registration Rights Agreement, and the other agreements and documents that are contemplated by the Merger Agreement as being entered into concurrently with the execution of the Merger Agreement or in connection with the transactions contemplated by the Merger Agreement.

5.14.    Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable).

5.15.    Effectiveness; Termination of Existing Stockholders and Securityholders Agreements. This Agreement shall be valid and enforceable as of the date of this Agreement and

18

may not be revoked by any party hereto; provided that the provisions herein (other than this Article V) shall not be effective until the consummation of the Merger. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon the consummation of the Merger, the rights and obligations of any Stockholder Party under any stockholders agreement, securityholders agreement or similar agreement with Mosaic or Legacy Vivint or any of its parents or Subsidiaries shall be terminated and of no further force and effect; provided, (a) the Preferred Stockholders Agreement shall be deemed to have been amended by this Agreement such that each of the stockholders of Legacy Vivint party to the Preferred Stockholders Agreement shall continue as a Stockholder Party of this Agreement and the Preferred Stockholders Agreement shall have no further force and effect, (b) the SM Stockholders Agreement shall be deemed to have been amended by this Agreement such that the Merger shall constitute a “Public Offering” with respect to Legacy Vivint under the SM Stockholders Agreement and the SM Stockholders Agreement, so amended, shall otherwise continue in full force and effect, (c) each Employee Preferred Subscription Agreement shall be deemed to have been amended by this Agreement such that the Merger shall constitute a “Public Offering” with respect to Legacy Vivint under Section 10 of such Employee Preferred Subscription Agreement and such Employee Preferred Subscription Agreement, so amended, shall otherwise continue in full force and effect, (d) holders of equity interests of 313 Acquisition LLC who receive shares of capital stock of Legacy Vivint in connection with the Merger and the other transactions contemplated by the Merger Agreement shall automatically become party to this Agreement as a Stockholder Party by virtue of the operation of the 313 Agreements and (e) the 313 Agreements shall not be amended, terminated or otherwise affected by this Section 5.15.

5.16.     No Recourse. This Agreement may only be enforced against, and any claim or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

VIVINT SMART HOME, INC.

By:	/s/ Alex J. Dunn
Name: Alex J. Dunn
Title: President

[Signature Page to Stockholders Agreement]

MOSAIC ACQUISITION CORP.

By:	/s/ David M. Maura
Name: David M. Maura
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Stockholders Agreement]

313 ACQUISITION LLC

By:	/s/ Alex J. Dunn
Name: Alex J. Dunn
Title: President

[Signature Page to Stockholders Agreement]

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: Drawbridge Special Opportunities GP, LLC its General Partner

By:	/s/ Marc Furstein
Name: Marc Furstein
Title: Chief Operating Officer

[Signature Page to Stockholders Agreement]

FORTRESS MOSAIC ANCHOR LLC

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

[Signature Page to Stockholders Agreement]

FORTRESS MOSAIC INVESTOR LLC

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

[Signature Page to Stockholders Agreement]

FORTRESS MOSAIC SPONSOR LLC

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

[Signature Page to Stockholders Agreement]

BLACKSTONE CAPITAL PARTNERS VI L.P.

By: BLACKSTONE MANAGEMENT ASSOCIATES VI L.L.C., its general partner

By: BMA VI L.L.C., its sole member

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Stockholders Agreement]

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VI – ESC L.P.

By: BCP VI SIDE-BY SIDE GP L.L.C. its general partner

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Stockholders Agreement]

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP VI L.P.

By: BCP VI SIDE-BY SIDE GP L.L.C. its general partner

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Stockholders Agreement]

BLACKSTONE VNT CO-INVEST L.P.

By: BLACKSTONE MANAGEMENT ASSOCIATES VI L.L.C., its general partner

By: BMA VI L.L.C., its sole member

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Stockholders Agreement]

BCP VOYAGER HOLDINGS LP

By: BLACKSTONE MANAGEMENT ASSOCIATES VI L.L.C., its general partner

By: BMA VI L.L.C., its sole member

By:	/s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Stockholders Agreement]

MOSAIC SPONSOR, LLC

By:	/s/ David M. Maura
Name: David M. Maura
Title: Chief Executive Officer

[Signature Page to Stockholders Agreement]

SOLAMERE V INVESTMENTS, LLC

By: Solamere Capital Fund II, LP
Its: Managing Member

By: Solamere Capital Fund II GP, LP
Its: General Partner

By: Solamere Group, LLC
Its: General Partner

By:	/s/ Eric F. Scheuermann
Name: Eric F. Scheuermann
Title: Managing Member

[Signature Page to Stockholders Agreement]

RIVENDELL INVESTMENTS 2016-5 LLC

By:	/s/ Joel Cazares
Name: Joel Cazares
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

SUMMIT PARTNERS GROWTH EQUITY FUND VIII-A, L.P.

By: Summit Partners GE VIII, L.P., its General Partner

By: Summit Partners GE VIII, LLC, its
Managing Member

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

SUMMIT PARTNERS GROWTH EQUITY FUND VIII-B, L.P.

By: Summit Partners GE VIII, L.P., its General Partner

By: Summit Partners GE VIII, LLC, its Managing Member

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC, its Manager

By: Summit Partners, L.P., its Manager

By: Summit Master Company, LLC its General Partner

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC, its General Partner

By: Summit Partners, L.P., its Manager

By: Summit Master Company, LLC its General Partner

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

BLACK HORSE HOLDINGS, LLC

By:	/s/ Eric F. Scheuermann
Name: Eric. F. Scheuermann
Title: Managing Member

[Signature Page to Stockholders Agreement]

TODD PEDERSEN

By:	/s/ Todd Pedersen

[Signature Page to Stockholders Agreement]

THE PEDERSEN FAMILY TRUST

By:	/s/ Michael Cahill
Name: Michael Cahill
Title: Trustee

[Signature Page to Stockholders Agreement]

ALEX DUNN

By:	/s/ Alex J. Dunn

[Signature Page to Stockholders Agreement]

Exhibit A

Drawbridge Special Opportunities Fund LP

Fortress Mosaic Anchor LLC

Fortress Mosaic Investor LLC

Fortress Mosaic Sponsor LLC

Blackstone Capital Partners VI L.P.

Blackstone Family Investment Partnership VI – ESC L.P.

Blackstone Family Investment Partnership VI L.P.

Blackstone VNT Co-Invest L.P.

BCP Voyager Holdings LP

Mosaic Sponsor, LLC

Solamere V Investment, LLC

Rivendell Investments 2016-5 LLC

Summit Partners Growth Equity Fund VIII-A, L.P.

Summit Partners Growth Equity Fund VIII-B, L.P.

Summit Investors I, LLC

Summit Investors I (UK), L.P.

Black Horse Holdings, LLC

Todd Pedersen

The Pedersen Family Trust

Alex Dunn

Exhibit B

FORM OF JOINDER TO STOCKHOLDERS AGREEMENT

[                    ], 20

Reference is made to the Stockholders Agreement, dated as of September 15, 2019, by and among Vivint Smart Home, Inc., Mosaic Acquisition Corp. and the Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Stockholders Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

Each of the Company and each undersigned holder of shares of the Company (each, a “New Stockholder Party”) agrees that this Joinder to the Stockholders Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Stockholders Agreement as a Stockholder Party [and a 313 Acquisition Entity]. This Joinder shall serve as a counterpart signature page to the Stockholders Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Stockholders Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title

[COMPANY]

By:
Name:
Title: